UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2008

GREAT NORTHERN IRON ORE PROPERTIES

(Exact name of registrant as specified in its charter)

Minnesota	1-701	41-0788355
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

W-1290 First National Bank Building, 332 Minnesota Street, St. Paul, MN		55101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 224-2385

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2008, a Ramsey County District Court Judge presided over a hearing that was held, in part, to consider a request by the Trustees of Great Northern Iron Ore Properties for adjustments to their compensation. By Court Order dated May 12, 2008, the Judge of District Court approved an increase in the annual base compensation of the President of the Trustees (and Chief Executive Officer) from $160,000 per year to $180,000 per year and an increase in the annual bonus component of the President’s compensation from $60,000 per year to $80,000 per year (computed as 1% of the excess of the gross income of the Trust over $5 million for the year up to the maximum of $80,000 per year), both effective as of July 1, 2008, with the $80,000 bonus component payable in full for 2008 subject to the formula calculation. The Court also approved an increase in the annual compensation of each of the Trustees other than the President from $60,000 per year to $70,000 per year, also effective as of July 1, 2008. The full text of the Court Order is set forth in Exhibit 10.1 attached hereto and is incorporated into this Current Report as if fully set forth herein.

Item 9.01      Financial Statements and Exhibits

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Shell company transactions: None

(d) Exhibits:

Exhibit No.	Document
10.1	Court Order on Trustees’ Compensation (and annual hearing of accounts), dated May 12, 2008, but effective July 1, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT NORTHERN IRON ORE PROPERTIES
(Registrant)

Date	May 12, 2008	By	/s/ Joseph S. Micallef
Joseph S. Micallef, President of the Trustees and Chief Executive Officer

Date	May 12, 2008	By	/s/ Thomas A. Janochoski
Thomas A. Janochoski, Vice President & Secretary and Chief Financial Officer

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, Minnesota 55101-1361

Exhibit No.	Document
10.1	Court Order on Trustees’ Compensation (and annual hearing of accounts), dated May 12, 2008, but effective July 1, 2008.